UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 24, 2010

NFINANSE INC.
(Exact name of registrant specified in its charter)

Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed by the Company on its Current Report on Form 8-K filed on July 9, 2010, on June 29, 2010, the Board of Directors of nFinanSe Inc. (the “Company”) approved an offering of up to $5,000,000 of Series E Convertible Preferred Stock, $0.001 par value per share (“Series E Preferred Stock”) at a purchase price of $1.50 per share.  On July 3, 2010, the Company entered into Securities Purchase Agreements, as amended by addendums to the Securities Purchase Agreements dated as of July 3, 2010 (the “Purchase Agreements”), with several institutional and accredited investors, pursuant to which the Company issued 333,334 shares of its Series D Convertible Preferred Stock, $0.001 par value per share (“Series D Preferred Stock”), for an aggregate cash purchase price of approximately $500,000. Pursuant to the Purchase Agreements, the Series D Preferred Stock was exchanged for 333,334 shares of Series E Preferred Stock on July 8, 2010, which was the date on which the Statement of Designations, Rights and Preferences of the Series E Convertible Preferred Stock was filed with the Secretary of State of the State of Nevada.

On August 10, 2010, September 7, 2010 and September 30, 2010, the Company reported that it had entered into Securities Purchase Agreements with certain other institutional and accredited investors, pursuant to which the Company issued approximately 400,000 shares, 1,116,670 shares and 606,167 shares of Series E Preferred Stock for aggregate cash purchase prices of approximately $600,000, $1,675,000 and $909,250, respectively.

On November 24, 2010, the Company entered into Securities Purchase Agreements with certain other institutional and accredited investors, pursuant to which the Company issued 366,666 shares of Series E Preferred Stock for an aggregate cash purchase price of $550,000.

To date, the Company has issued 2,822,837 shares of its Series E Preferred Stock for an aggregate cash purchase price of approximately $4,234,250.

The Series E Preferred Stock is not convertible into shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), by the Investors to the extent that, if converted, they or any of their affiliates would beneficially own in excess of 9.99% of the then issued and outstanding shares of Common Stock

Item 3.02.  Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The Series D Preferred Stock (and the Series E Preferred Stock issued upon exchange of the Series D Preferred Stock and the shares of Common Stock to be issued upon conversion of the Series E Preferred Stock (the “Conversion Shares”)) have not been registered under the Securities Act of 1933, as amended (the “Act”).  The Company offered and sold the Series D and E Preferred Stock and Conversion Shares in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits
10.1
Form of Securities Purchase Agreement entered into by the Company and those investors party thereto between July 2, 2010 and November 24, 2010 and Form of Addendum to Securities Purchase Agreement entered into by the Company and those investors party thereto on July 2, 2010 (attached as Exhibit 10.3 to that certain Form 10-Q, filed by the Company with the Securities and Exchange Commission on August 16, 2010).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	November 30, 2010	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1
Form of Securities Purchase Agreement entered into by the Company and those investors party thereto between July 2, 2010 and November 24, 2010 and Form of Addendum to Securities Purchase Agreement entered into by the Company and those investors party thereto on July 2, 2010 (attached as Exhibit 10.3 to that certain Form 10-Q, filed by the Company with the Securities and Exchange Commission on August 16, 2010).